STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 10/22/1999
   991449117-3115423

                               State of Delaware

                     Office of the Secretary of State      PAGE 1

                          ---------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FASTECOM.COM, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1999, AT 5 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


                                          /s/ Edward J. Freel
                                          -----------------------------------
                         [SEAL]           Edward J. Freel, Secretary of State

3115423 8100                             AUTHENTICATION:  0050516

991449117                                DATE:  10-28-99

                          Certificate of Incorporation

                                       of

                               fastEcom.com, Inc.

                Under Section 102 of the General Corporation Law
                            of the State of Delaware

                ------------------------------------------------

      The undersigned, a natural person of at least eighteen (18) years of age, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, certifies that:

      FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is

                               fastEcom.com, Inc.

      SECOND: The purpose or purposes for which the Corporation is formed are as follows:

      To design, develop, market, provide and maintain electronic commerce systems, including, but not limited to, electronic delivery of banking, financial, insurance and real estate products.

      To engage in research and development, purchase, sale, advertisement, import, export, license, distribution, design, manufacture, assembly, maintenance or rental of any product, machine, apparatus, appliance, merchandise, and property of every kind and description, ideas, systems, procedures, and services of any nature, including, without limiting the generality of the foregoing, all types of products, which possess an internal intelligence for recognizing and correlating any type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment; all types of products which relate to technical support, computers, computer software and the Internet, electronic systems, telecommunications, equipment and components and electrical, mechanical and electromechanical apparatus and equipment of every kind and description and electronic, telecommunication and communication related device and equipment.

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

      To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession, or cooperations with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental to the carrying out of any of the purposes of the Corporation.

      To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, ope rate, develop, enjoy, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

      A. inventions, devices, formulas, processes and any improvements and modifications thereof;

      B. letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade- marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto; and

      C.    franchises, licenses, grants and concessions.

      To enter into, make and perform contracts of every kind and description which may be necessary or convenient for the business of the Corporation, with any person, firm, association, corpora tion, municipality, county, state, body politic, or government, or colony, any dependency, or political or administrative division thereof.

      To enter into and carry out partnerships (both general partnerships and limited partnerships) and other forms of joint arrangements with other persons, firms or corporations, so far as and to the extent that the same may be done and performed by a corporation organized under the General Corporation Law of the State of Delaware.

      To carry on business at any place within the jurisdiction of the United States and in any and all foreign countries and to purchase any property at any such place or places.

      To acquire and take over as a going concern, and thereafter to carry on the business of any person, firm or corporation engaged in any business which the Corporation is authorized to carry on and, in connection therewith, to acquire the good will and all or any of the assets and to assume or otherwise provide for all or any of the liabilities of any such business.

      To borrow money for its corporate purposes and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations from time to time, for the purchase of property, or for any purpose in connec tion with the business of the Corporation, and, if deemed proper, to secure the payment of any such obligations, mortgages, pledge, deed of trust or otherwise.

      To carry on any other similar business in connection with the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do so.

      To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to perform or do each and everything necessary, suit able, convenient, or proper for, or in connection with, or inci dental to, the accomplishment of any one or more of the purposes or the exercise of any one or more of the powers herein described, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general, to do any and all things and exercise any and all powers, rights and privileges for which a corporation now or hereafter may be organized under the General Corporation Law of the State of Delaware, or under any act amendatory thereof, supplemental thereto, or substituted therefore, including, but not limited to, all of the powers enumerated in Sections 121-123 of the Delaware State General Corporation Law or any other statute of the State of Delaware.

      THIRD: The registered office of the Corporation is to be located in Kent County, in the State of Delaware at 9 East Lockerman Street, Dover, Delaware 19901, and the registered agent in charge thereof is Colby Attorney Services Co., Inc.

      FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares,of which one hundred million (100,000,000) shares shall be Common Stock, par value of $.001 per share and twenty million (20,000,000) shares shall be Preferred Stock, par value of $.01 per share.

      The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

            (A) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

            (B) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

            (C) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

            (D) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

            (E) the amount or amounts payable upon shares of such series in the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

            (F) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

            (G) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (H) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of preferred stock;

            (I) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

            (J) any other powers, preferences and other special rights, relative, participating, optional or otherwise, and any qualifications, limitations and restrictions thereon.

      The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

      No holder of shares of the Corporation of any class whether now or hereafter authorized shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by the Corporation.

      FIFTH: The duration of the Corporation is to be perpetual.

      SIXTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision hereof is intended to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon corporations of the State of Delaware, upon the Corporation, its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, without limitation, the power of the Corporation to furnish indemnification to any person or persons in the capacities defined and prescribed by the General Corporation Law of the State of Delaware and the defined and pres cribed rights of a person or persons to indemnification as the same are conferred by the General Corporation Law of the State of Delaware.

      SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

      EIGHTH: The name and address of the incorporator are as followAlan P. Fraade, Esq. c/o Mintz & Fraade, P.C. 488 Madison Avenue, New York, New York 10022.

      IN WITNESS WHEREOF, this Certificate has been subscribed this 22nd day of October, 1999 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                          /s/ Alan P. Fraade
                                          -------------------------------
                                          Alan P. Fraade, Esq.
                                          c/o Mintz & Fraade, P.C.
                                          488 Madison Avenue
                                          New York, New York 10022

                              State of Delaware
                       Office of the Secretary of State       PAGE 1
                     --------------------------------------

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FASTECOM.COM, INC.", CHANGING ITS NAME FROM "FASTECOM.COM, INC." TO "FASTECOM, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2001, AT 4 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


                                       /s/ Harriet Smith Windsor
                  [SEAL]               -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3115423 8100                           AUTHENTICATION:    0946392

010041237                                        DATE:  01-31-01

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 01/25/2001
   010041237-3115423

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                               fastEcom.com, Inc.

          Under Section 242, As Amended, of the General Corporation Law

                            of the State of Delaware

          -------------------------------------------------------------

It is hereby certified that:

      FIRST: The name of the corporation is fastEcom.com, Inc. (the
"Corporation")

      SECOND: The Certificate of Incorporation was filed with the Department of State on October 22, 1999.

      THIRD: The Articles of the Certificate of Incorporation of the Corporation affected by this Certificate of Amendment are Articles FIRST and FOURTH:

      FOURTH: To accomplish the foregoing, Article FIRST of the Certificate of Incorporation is hereby amended to read as follows:

            FIRST: The name of the Corporation is fastEcom, Inc.

      FIFTH: To accomplish the foregoing, Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

            FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one hundred and twenty million (120,000,000) shares, of which fifty million (50,000,000) shares shall be designated Class A Common Stock, par value of $.001 per share ("Class A Common Stock"), fifty million (50,000,000) shares shall be designated Common Stock, par value of $.001 per share ("Common Stock"), and twenty million (20,000,000) shall be designated Preferred Stock, par value $.01 per share.

      The powers, preferences and rights, and the qualifications, limitations and restrictions thereon in respect of each class of stock are as follows:

      (A) General. Except as otherwise provided in the Certificate of Incorporation, the Class A Common Stock and the Common Stock shall be identical in all respects.

      (B) Voting.

            (1) Every holder of Class A Common Stock shall be entitled to three
(3) votes in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation and every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

            (2) Following the initial issuance of shares of Class A Common Stock, the Corporation may not authorize or issue any additional shares of Class A Common Stock (except in connection with stock splits, divisions of stock and stock dividends) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Class A Common Stock and Common Stock entitled to vote, each voting separately as a class.

            (3) Except as may be otherwise required by law or by this Article FOURTH, the holders of Class A Common Stock and Common Stock shall vote together as a single class.

      (C) Conversion. The holders of shares of Class A Common Stock shall have the following rights with respect to the conversion of the Class A Common Stock into shares of Common Stock:

            (1) Subject to, and in compliance with the provisions of this Article FOURTH, any and all shares of Class A Common Stock outstanding may, at the option of the holders thereof, be converted into fully paid, validly issued, and non-assessable shares of Common Stock of the Corporation on a one (1) for one (1) basis.

            (2) Upon receiving a notice of conversion of shares of Class A Common Stock, and the original certificate representing such shares of Class A Common Stock or such other evidence of the original certificate as provided in Paragraph "(3)" of this Article FOURTH, the Corporation will deliver, or instruct its transfer agent to deliver, the certificates representing shares of Common Stock issuable upon conversion of any shares of Class A Common Stock (together with the certificates representing the Class A Common Stock not so converted) to the holder thereof via express courier, by electronic transfer, or otherwise, within thirty (30) days after receipt of a duly executed notice of conversion and the Class A Common Stock certificate(s). Upon the delivery of the shares of Common Stock upon conversion of the shares of Class A Common Stock, the Corporation shall cancel the shares of Class A Common Stock so converted. The Class A Common Stock so converted shall be entitled to all of the rights and privileges of a holder of Common Stock upon delivery of the original certificate representing such shares of Class A Common Stock and the notice of conversion.

            (3) Upon receipt by the Corporation of evidence of the loss, theft, destruction, or mutilation of any Class A Common Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon the cancellation of the Class A Common Stock certificate(s), if mutilated, the Corporation shall execute and deliver new certificates for Class A Common Stock of like tenure and date. However, the Corporation shall not be obligated to reissue such lost or stolen certificates for shares of Class A Common Stock if the shares are being converted into Common Stock.

            (4) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (D) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation together with holders owning a majority of all Class A Common Stock and Common Stock voting together as a single class, is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors and holders owning a majority of all Class A Common Stock and Common Stock with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

            (1) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

            (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

            (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

            (4) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

            (5) the amount or amounts payable upon shares of such series in the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

            (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

            (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

            (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

            (10) any other powers, preferences and other special rights, relative, participating, optional or otherwise, and any qualifications, limitations and restrictions thereon.

      (E) The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

      (F) No holder of shares of the Corporation of any class whether now or hereafter authorized shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by the Corporation.

      FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141(f) of the Delaware General Corporation Law, followed by the written consent of the holder's of a majority of the outstanding shares of the Common Stock of the Corporation pursuant to
Section 228(a) of the Delaware General Corporation Law and written notice of the foregoing shareholder consent was provided to all of the shareholders of shares of the Common Stock of the Corporation in accordance with Section 228(d) of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested this 24th day of January 2001.


                                                /s/ Colin Hendrick
                                                -----------------------------
                                                Colin Hendrick, President

Attest:


/s/ Colin Hendrick
-----------------------------
Secretary